Report of Independent Registered Public Accounting Firm


The Shareholders and Board of Trustees of
Advanced Series Trust:

In planning and performing our audits of the financial statements of Advanced Series Trust (comprised of AST
Advanced Strategies Portfolio, AST Aggressive Asset
Allocation Portfolio, AST AllianceBernstein Core Value
Portfolio, AST AllianceBernstein Growth & Income Portfolio,
AST AllianceBernstein Managed Index 500 Portfolio, AST
American Century Income & Growth Portfolio, AST American
Century Strategic Allocation Portfolio, AST Balanced Asset
Allocation Portfolio, AST Capital Growth Asset Allocation
Portfolio, AST CLS Growth Asset Allocation Portfolio, AST
CLS Moderate Asset Allocation Portfolio, AST Cohen & Steers
Realty Portfolio, AST Conservative Asset Allocation
Portfolio, AST DeAM Large-Cap Value Portfolio, AST DeAM
Small Cap Value Portfolio, AST Federated Aggressive Growth
Portfolio, AST First Trust Balanced Target Portfolio, AST
First Trust Capital Appreciation Target Portfolio, AST
Goldman Sachs Concentrated Growth Portfolio, AST Goldman
Sachs Mid-Cap Growth Portfolio, AST Goldman Sachs Small-Cap
Value Portfolio, AST High Yield Portfolio, AST Horizon
Growth Asset Allocation Portfolio, AST Horizon Moderate
Asset Allocation Portfolio, AST International Growth
Portfolio, AST International Value Portfolio, AST JP Morgan
International Equity Portfolio, AST Large Cap Value
Portfolio
AST Lord Abbett Bond-Debenture Portfolio, AST Marsico
Capital Growth Portfolio, AST MFS Global Equity Portfolio,
AST MFS Growth Portfolio, AST Mid-Cap Value Portfolio, AST
Money Market Portfolio, AST Neuberger Berman Mid-Cap Growth
Portfolio, AST Neuberger Berman Mid-Cap Value Portfolio,
AST Neuberger Berman Small-Cap Growth Portfolio, AST
Niemann Capital Growth Asset Allocation Portfolio, AST
PIMCO Limited Maturity Bond Portfolio, AST PIMCO Total
Return Bond Portfolio, AST Preservation Asset Allocation
Portfolio, AST Small-Cap Growth Portfolio, AST Small-Cap
Value Portfolio, AST T. Rowe Price Asset Allocation
Portfolio, AST T. Rowe Price Global Bond Portfolio, AST T.
Rowe Price Large Cap Growth Portfolio, AST T. Rowe Price
Natural Resources Portfolio, AST UBS Dynamic Alpha
Portfolio and AST Western Asset Core Plus Bond Portfolio, hereafter referred to as the "Funds") as of and for the year ended December 31, 2007, in accordance with the standards of the Public Company Accounting Oversight Board
(United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls for over safeguarding securities, that we consider to be a material weakness as defined above as of December 31, 2007.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


KPMG LLP


New York, NY
February 22, 2008